UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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AGILON HEALTH, INC.
Supplement to Proxy Statement

For 2023 Annual Meeting of Stockholders

To Be Held on May 24, 2023
EXPLANATORY NOTE
This proxy statement supplement (the “Supplement”) supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission by agilon health, inc. (the “Company”) on April 14, 2023.
Following the filing of the Proxy Statement, we determined that due to administrative error (i) while the stock option grant date fair values of stock options granted to our named executive officers (“NEOs”) in the 2022 fiscal year were accurately reflected in the table entitled “Grants of Plan-Based Awards for Fiscal Year 2022”, the Summary Compensation Table included in the Executive Compensation section of the Proxy Statement inadvertently overstated the grant date fair values of stock options granted to our NEOs in the 2022 fiscal year, and as a result, information for the 2022 fiscal year in the “CEO Pay Ratio” and “Pay Versus Performance” section of the Proxy Statement that is based on the Summary Compensation Table was overstated; and (ii) the Proxy Statement contained other administrative errors. This Supplement is being filed to correct these errors by (1) reproducing the Summary Compensation Table, originally set forth on page 49 of the Proxy Statement, with changes for Fiscal Year 2022 to the columns designated “Option Awards”, “All Other Compensation” and “Total”, (2) as a result of the changes to the Summary Compensation Table, (a) reducing the ratio of our CEO’s pay to our median employee’s total compensation, as originally set forth on page 62 of the Proxy Statement, to reflect the lower amount of the CEO’s total compensation as updated in the Summary Compensation Table included in this Supplement and (b) reproducing the table included in the “Pay Versus Performance” section of the Proxy Statement, originally set forth on pages 63 through 65 of the Proxy Statement, to reflect the lower amounts of the NEOs’ total compensation as updated in the Summary Compensation Table included in this Supplement. In addition, to correct certain other administrative errors, this Supplement (x) reproduces the table shown under the heading “Accelerated Vesting of Equity on a Change in Control” in the Executive Compensation section of the Proxy Statement, originally set forth on page 59 of the Proxy Statement, with changes to the columns “Value of RSUs” and “Value of PSUs”, and (y) amends the table included in the “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement, originally set forth on page 70 of the Proxy Statement. This corrected information is provided below and replaces the information originally included in the Proxy Statement in its entirety.
Except as specifically discussed in this Explanatory Note, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement, including the graphic illustrations set forth in the “Pay Versus Performance” section of the Proxy Statement which are unchanged by this Supplement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGES TO PROXY STATEMENT
Summary Compensation Table
The text and table beneath the heading “Summary Compensation Table” on page 49 of the Proxy Statement shall read as follows:
The following table sets forth the compensation of our NEOs.
Name and Principal Position	Fiscal Year(1)	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven J. Sell, Chief Executive Officer and President	2022	750,000	2,250,018	2,250,014	523,125	16,000	5,789,157
	2021	750,000	—	—	506,250	—	1,256,250
	2020(6)	432,692	—	5,277,000	328,893	—	6,038,585
Timothy Bensley, Chief Financial Officer	2022	500,000	625,012	625,012	331,313	—	2,081,337
	2021(7)	480,769	687,470	4,311,643	336,415	4,734	5,821,031
Benjamin Shaker, Chief Markets Officer	2022	400,000	625,012	625,012	279,000	28,200	1,957,224
	2021	389,808	6,624,943	625,000	304,260	13,886	7,957,897
Girish Venkatachaliah, Chief Technology Officer	2022	350,000	500,020	500,009	268,538	28,200	1,646,767
	2021(8)	333,846	249,964	2,437,052	257,442	4,734	3,283,039
Veeral Desai, Chief Strategy and Development Officer	2022	375,000	750,006	750,014	261,563	22,721	2,159,304
	2021	375,000	549,976	549,992	285,244	8,019	1,768,231
(1)	Mr. Bensley, Mr. Shaker, Mr. Venkatachaliah and Mr. Desai were not named executive officers in 2020, and thus only their 2022 and 2021 compensation is presented in accordance with SEC rules.
(2)
Stock Awards. Amounts reported in this column represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs, computed in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used to calculate these amounts, please refer to heading “Stock Based Compensation” under Note 14 to the Consolidated Financial Statements in the Annual Report, which is incorporated by reference.

For PSUs, the grant date fair value is calculated based upon the probable outcome of the performance condition being achieved, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. As of the grant date, the values of the PSUs granted to the NEOs in 2022 assuming the highest level of performance (200% of the grant date value), were as follows: Mr. Sell ($2,250,018); Mr. Bensley ($625,012); Mr. Shaker ($625,012); Mr. Venkatachaliah ($500,019) and Mr. Desai ($750,006). See “Elements of our Executive Compensation Program—Long-Term Equity Incentives” above for more information regarding the stock awards.

(3)
Option Awards. Amounts reported in this column represent the aggregate grant date fair value of stock options, computed in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used to calculate these amounts, please refer to heading “Stock Based Compensation” under Note 14 to the Annual Report, which is incorporated by reference.

(4)
Non-Equity Incentive Plan Compensation. The amounts in this column represent annual incentive compensation earned based on the achievement of pre-established annual financial, operational and individual performance goals during the immediately preceding fiscal year. See “Elements of Our Executive Compensation Program—Annual Cash Incentives” above for more information.

(5)
All Other Compensation. Amounts reported in this column for our NEOs in the 2022 Fiscal Year include the following items as applicable to each NEO. Amount includes our contributions to each NEO’s account under our 401(k) plan as follows: Mr. Shaker, $12,200, Mr. Venkatachaliah, $12,200 and Mr. Desai, $12,200. Amount includes fees for financial planning services paid by us as follows: Mr. Sell, $16,000, Mr. Shaker, $16,000, Mr. Venkatachaliah, $16,000 and Mr. Desai, $10,521.

(6)
Mr. Sell commenced his employment with the Company as of June 1, 2020, and amounts reported for Mr. Sell reflect that his base salary and non-equity incentive plan compensation were prorated for the 2020 fiscal year.

(7)
Mr. Bensley commenced his employment with the Company as of January 11, 2021, and amounts reported for Mr. Bensley in this row reflect that his base salary and non-equity incentive plan compensation were prorated for the 2021 fiscal year.

(8)
Mr. Venkatachaliah commenced his employment with the Company as of January 13, 2021, and amounts reported for Mr. Venkatachaliah in this row reflect that his base salary and non-equity incentive plan compensation were prorated for the 2021 fiscal year

Accelerated Vesting of Equity on a Change in Control
The table and accompanying text on page 59 of the Proxy Statement in the section designated “Accelerated Vesting of Equity on a Change in Control” shall read as follows:
The following table assumes a change in control of the Company occurred on December 31, 2022 and each NEO’s employment was terminated without “cause” or by an NEO for “good reason” as such terms are defined in the Equity Incentive Plan. Based on such assumptions, our NEOs would have received benefits from the accelerated vesting of unvested options, RSUs and PSUs in the following amounts. The values in the table set forth below are based on our closing stock price on the New York Stock Exchange on December 30, 2022, which was $16.14.
Name	Value of Accelerated Options ($)	Value of RSUs ($)	Value of PSUs ($)
Steven Sell	48,806,000	787,067	393,542
Timothy Bensley	152,000	399,546	229,930
Benjamin Shaker	14,350,735	383,099	2,324,176
Girish Venkatachaliah	76,000	240,696	131,315
Veeral Desai	23,207,657	407,083	227,671
CEO Pay Ratio
The third paragraph under the section designated “CEO Pay Ratio” on page 62 of the Proxy Statement shall read as follows:
“The CEO pay used for purposes of calculating this pay ratio is $5,789,157, which is the annual total compensation of our CEO as reported in the Summary Compensation Table. As a result, the reasonable estimated ratio of CEO pay to median employee pay is 85 to 1.”
Pay Versus Performance
  The text and accompanying tables in the section designated “Pay Versus Performance” beginning on page 63 of the Proxy Statement shall read as follows:
  As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid”, for our Principal Executive Officer (PEO) and our non-PEO NEOs, on an average basis, and certain financial performance of the Company for Fiscal Year 2022 and 2021. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7)	Adjusted EBITDA (thousands)(8)
					Total Shareholder Return	Peer Group Total Shareholder Return(6)
2022	$5,789,157	($30,811,711)	$1,961,158	($1,410,451)	$70.17	$118.00	($106,864)	$4,251
2021	$1,256,250	$79,887,250	$4,001,770	$26,200,762	$117.39	$120.35	($406,787)	($38,619)
(1)
Amounts reported in this column are the amounts of total compensation reported for Mr. Sell (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation – Summary Compensation Table.”

(2)
Amounts reported in this column represent the amount of “compensation actually paid” to Mr. Sell, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Sell during the applicable year. The increases and decreases in these values are attributable largely to the changes in the value of Mr. Sell’s pre-IPO equity compensation awards in light of stock price movements. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Sell’s total compensation for each year to determine the compensation actually paid:

Year	2021	2022
SCT Total Compensation	$1,256,250	$5,789,157
Less, value of Stock and Option Awards reported in SCT	—	$4,500,032
Plus, Year-End value of Stock and Option Awards Granted in Fiscal Year that are Unvested and Outstanding	—	$2,812,164
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that are Outstanding and Unvested	$57,728,000	($27,495,000)
Plus, FMV of Stock and Option Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that Vested this Year	$20,903,000	($7,418,000)
Less Prior Year Fair Value of Prior Year Stock and Option Awards that Failed to Vest this Year	—	—
Total Adjustments	$78,631,000	($36,600,868)
Actual Compensation Paid	$79,887,250	($30,811,711)

(3)	For the portion of “compensation actually paid” that is based on year-end stock prices, $16.14 was used for 2022 and $27.00 was used for 2021.
(4)
Amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Sell) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Sell) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Bensley, Shaker, Venkatachaliah and Desai and (ii) for 2021, Messrs. Bensley, Shaker, Venkatachaliah, Desai and Halkias.

(5)
Amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Sell), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Sell) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation to determine the compensation actually paid:

Year	2021	2022
Average SCT Total Compensation	$4,001,770	$1,961,158
Less, value of Stock and Option Awards reported in SCT	$3,307,199	$1,250,024
Plus, Year-End value of Stock and Option Awards Granted in Fiscal Year that are Unvested and Outstanding	$4,366,866	$781,166
Plus, Change in Fair Value (from prior year end) of Prior Year Stock and Option Awards that are Outstanding and Unvested	$780,300	($2,545,313)
Plus, FMV of Stock and Option Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that Vested this Year	$20,359,025	($357,438)
Less Prior Year Fair Value of Prior Year Stock and Option Awards that Failed to Vest this Year	—	—
Total Adjustments	$22,198,992	($3,371,609)
Actual Compensation Paid	$26,200,762	($1,410,451)
(6)
Represents the peer group TSR (S&P 500 Health Care Index) as reflected in our Annual Report on Form 10-K pursuant to item 201(e) of Regulation S-K for the fiscal year ended December 31, 2022. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on April 14, 2021.

(7)	Reflects “Net Income” in the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022 and 2021.
(8)
Company-selected measure is Adjusted EBITDA, which is a non-GAAP financial measure that is defined as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) geography entry costs, (vi) stock-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We chose Adjusted EBITDA as our Company-selected measure for evaluating pay versus performance because, among other reasons, it is a performance metric in our annual incentive plan. See “Executive Compensation – Elements of Our Executive Compensation Program – Annual Incentive Compensation.”

Security Ownership of Certain Beneficial Owners and Management
The last row of the table set forth on page 70 of the Security Ownership of Certain Beneficial Owners and Management section of the Proxy Statement shall read as follows:
All current directors and executive officers as a group (17 persons)	11,933,499	2.9%
ADDITIONAL INFORMATION
  If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked.
  Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers About The Proxy Materials and Annual Meeting.”